UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP. (as depositor under an Amended and Restated Trust Agreement to be dated October 26, 2005, providing for, inter alia, the issuance of People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4)

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-125734	92-0181950
State of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

7515 Irvine Center Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 341-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01. Other Events

In connection with the offering of the Mortgage-Backed Notes, Series 2005-4 (collectively, the “Notes”) pursuant to an Indenture, dated as of October 26, 2005, among People’s Choice Home Loan Securities Series Trust 2005-4, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator, and HSBC Bank USA, National Association, as Indenture Trustee, Bear, Stearns & Co. Inc. (“Bear”), as lead underwriter of the Notes, has prepared certain materials (each, a “Collateral Term Sheet”), for distribution to potential investors. Although People’s Choice Home Loan Securities Corp. provided Bear with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheets filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall include certain descriptive information about the mortgage loans underlying the offering of the Notes, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool. The Collateral Term Sheets are attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description
99.1	Computational Materials (as defined in Item 8.01) that have been provided by Bear, Stearns & Co. Inc. to certain prospective purchasers of People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEOPLE’S CHOICE HOME LOAN SECURITIES CORP. (Registrant)

By:	/s/ Brad Plantiko
Name:	Brad Plantiko
Title:	Executive Vice President for Finance

Dated: October 20, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99.1	Computational Materials (as defined in Item 8.01) that have been provided by Bear, Stearns & Co. Inc. to certain prospective purchasers People’s Choice Home Loan Securities Trust Series 2005-4, Mortgage-Backed Notes, Series 2005-4